UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Caterpillar Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Executive Compensation & Corporate Governance Update June 2015

Business Overview and Challenging Environment For 90 years, Caterpillar Inc. has been making sustainable progress possible Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives Our Company principally operates through three product segments: Construction Industries Resource Industries Energy & Transportation Though continuing macroeconomic factors led to weaker performance for Resource Industries in 2014, profits and sales for both Construction Industries and Energy & Transportation improved significantly Caterpillar also provides financing and related services through our Financial Products segment 2014 Consolidated Sales and Revenues by Segment ($MM) The diverse range of end markets that we serve globally helps us to mitigate the effects of cyclical industry conditions Energy & Transportation $21,727 Resource Industries $8,921 Construction Industries $19,362 Financial Products Revenues $3,313 All Other $1,861

Strong Operating Performance: Despite macroeconomic conditions driving slightly lower sales, our emphasis on cost management, operational execution and cash flow helped us deliver better profit per share than 2013 Quality Improvement: Significant improvements in quality metrics for Caterpillar products over the last four years Returns to Stockholders: In June of 2014, we increased our quarterly dividend by 17 percent to $0.70 per share, marking 21 consecutive years that we have paid higher dividends to our stockholders. We also repurchased $4.2 billion of our common stock in 2014. Total Shareholder Return is recovering as our end markets improve Market Position Strength: For the fourth year in a row, we improved our market position for machines. We are well-positioned to take advantage of our operational and structural improvements as end markets recover Performance Update $5.971 $6.381 1 Excluding restructuring costs. For a reconciliation of Non-GAAP Financial Measures, please refer to Appendix A. 2 Includes stock repurchases plus dividends. Profit Per Share ($) Sales & Revenues ($BB) Capital Returned to Stockholders2 ($BB) $5.851 $3.1 $5.8 2013 2014

2014 Executive Compensation Program Structure Long-Term Incentive Compensation Component Annual Cash Compensation Performance Link & Financial Metrics Base Salary Fixed Annual Compensation Executive Short-Term Incentive Plan (ESTIP) Short-Term Cash Incentive Equity Awards Non-Qualified Stock Options Funding based on achievement of minimum profit per share-diluted performance trigger Company Performance Measures: Operating Profit After Capital Charge (OPACC) Business Unit Performance Measures: Based on corporate strategic goals Smallest portion of NEO compensation; reinforces pay at risk philosophy Increases are generally market and performance-driven; no CEO increase since 2012 Stock options tied to stockholder value through stock price performance 2014 grant price: $96.31; current Caterpillar stock price: $85.321 50%: ME&T ROA 50%: Relative TSR (vs. S&P 500) Paid out at approx. one-third of target opportunity 50%: ME&T ROA 50%: Relative TSR (vs. S&P 500) Currently tracking to pay out at approx. one-third of target opportunity 2012-2014 2013-2015 Tied to Company performance over a three-year performance cycle Strategic Performance Plan (SPP) Performance-Based Cash Award 1 2014 grant price date was March 3, 2014; current stock price represents closing price on May 29, 2015.

Demonstrated Pay and Performance Alignment 2014 CEO Target Pay Mix 2014 CEO Target Pay vs. Realized Total Direct Pay1 More than 85% of total CEO pay is ‘at risk’ and tied to Company performance Total: $17.1 MM Total: $6.5 MM $1.6 MM $7.1 MM $8.4 MM $1.6 MM $4.9 MM Equity LTI Cash STI + LTI Base Salary Base Salary Cash STI + LTI 1 This graph and the realized compensation reported in this graph provides supplemental information regarding the compensation paid to our CEO and should not be viewed as a substitute for the Summary Compensation Table. The amount reported in the Target column consists of (a) actual base salary earned, (b) target award opportunities under the Company’s non-equity incentive plans, and (c) the grant date fair value of stock option and restricted stock unit awards. The amount reported in the Realized column consists of (a) actual base salary earned, (b) actual payments received under the Company’s non-equity incentive plans, (c) the value realized from the vesting of restricted stock unit awards, and (d) the intrinsic (“in-the- money”) value of stock options that vested during the year based on the Company’s year-end closing stock price. Realized pay does not include exercise of in-the-money options that were granted in 2004 and 2005. 11% 27% 6% 56% Base Salary ESTIP SPP Equity

Rigorous and Deliberate Target Setting Process Operating Profit After Capital Charge (OPACC) is designed to measure how productively and efficiently the Company’s assets are being utilized by examining the relationship between the value of the Company’s assets and the operating profit that those assets generate An increase in OPACC means that the Company’s management is utilizing assets more efficiently to generate stockholder value, which the Committee views as key to Caterpillar’s long-term success  Under the 2014 ESTIP, OPACC is calculated as Machinery, Energy & Transportation (ME&T) operating profit excluding short-term incentive compensation expense and restructuring costs, less the capital charge of 17 percent Executive Short-Term Incentive Plan (ESTIP) Target Setting        Targets vary based on the year’s outlook and are designed to incentivize management to exceed expectations and grow business for the long-term        When targets were set for 2013, sales and revenue for the year were forecasted in line with actual achievement of $66 billion in 2012, resulting in an aggressive OPACC target of $2.1 billion        Due to the collapse of certain key markets, sales fell by $10 billion in 2013, resulting in actual OPACC of negative $158 million and payout of only 43% of target        For 2014, we forecasted a similar year to 2013 and set a challenging OPACC target of $20 million, well above the 2013 actual result        Operational improvements and cost-cutting measures in 2014 amidst an adverse economic environment and declining revenues drove an exceptional OPACC of $1.4 billion

Caterpillar’s compensation program is designed to align the actions of our leadership team with the long-term interests of our stockholders Key compensation program governance features include: Equity is a significant percentage of compensation Robust stock ownership requirements Peer benchmarking process – periodically updated to best reflect market practices, focusing on median Clawback policy Anti-hedging, anti-pledging policy Independent compensation consultant No tax gross-ups No equity award re-pricing or backdating No individual change in control agreements Compensation Program Governance Strong governance and alignment between pay and performance have enabled our compensation program to receive at least 96% voter support each of the past three years

Evolving Long-Term Incentive Program Change in Performance Metrics for 2014-2016 Performance Cycle The Committee decided to base SPP awards for the 2014-2016 performance period only on profit per share (75% weighting) and relative TSR (25% weighting) The Committee selected profit per share because it tied to our enterprise strategy, provided more visible line of sight than ROA and renewed our focus on sustaining profitability during a period when top line results were dropping drastically The comparator group for the relative TSR metric changed from S&P 500 to S&P Industrials Modified Target Opportunity for 2014-2016 Performance Cycle The Committee decided to make the target opportunity a dollar amount, rather than a percentage of base salary Transition to Performance-Based Restricted Stock Units for 2015 Beginning with the 2015 long-term incentive grants to the NEOs, the Committee replaced the cash-based awards under the SPP with a performance-based Restricted Stock Units (RSUs) award Two-thirds of the long-term incentive will continue to be delivered in stock options, while the remaining one-third will be in performance-based RSUs Vesting of RSU awards contingent on meeting or exceeding ROE performance hurdle based on industry trends and expectations Our Compensation Committee made several changes to our long-term incentive program to further link pay and performance and align with Company strategic goals

Corporate Governance Highlights We are committed to maintaining best-in-class corporate governance practices in order to drive long-term value creation for stockholders Responsive, Accountable Leadership Majority voting standard for directors; resignation policy in place for director elections Annual governance review and investor outreach Met with nearly 400 investors and attended 13 investor conferences in 2014 Board retirement policy (72 years old) Robust related party transactions policy Directors elected annually Ability to call special meetings Directors removed with or without cause Board risk oversight reporting No supermajority requirements in place No dual-class stock; one share, one vote No poison pill Significant Stockholder Rights

Effective, Independent Board Leadership  Balance of Fresh Perspectives and Experience                           Highly Independent, Diverse Board 8 6 Directors 6 4 2 0 3 Directors    3 Directors 8% Independent 92% Women and minorities make up 33% of the Board 0 - 4 years    5 - 9 years     10+ years Independent Presiding Director, Unanimously Elected by Independent Directors      Leads all meetings at which Chairman is not present      Serves as liaison between Chairman and independent directors      Approves information sent to the Board      Approves Board meeting agenda and schedule      May call meeting of independent directors if necessary      Available for consultation and direct communication with major stockholders

Juan Gallardo Provides Valuable Board Insight Though he is listed as the Chairman and CEO of Organizacion Cultiba, a holding company, Mr. Gallardo is not involved in daily operations of either the holding company or its two subsidiaries Organizacion Cultiba’s financial reporting process is managed by the company’s CFO rather than Mr. Gallardo The company’s two subsidiaries each have their own CEOs who manage and oversee operations Mr. Gallardo has consistently managed his outside obligations, attending 37 of 38 Caterpillar Board Committee meetings over the past three years Mr. Gallardo’s robust international business experience, particularly in Latin America, is important for the Company’s growth strategy As a current Director at Lafarge (France), Grupo Financiero Santander Mexico (Mexico) and Organizacion Cultiba (Mexico), he provides global leadership experience to Caterpillar Brings an extensive background in trade-related issues to Board Mr. Gallardo’s substantial international business insight, in conjunction with his manageable outside directorships, make him a valuable member of our Board

Appendix A

Non-GAAP Financial Measures . Full Year Outlook Full Year . 2013 . Original 2014 1 . 2014 Profit per share . $5.75 $5.30 $5.88 Per share restructuring costs . $0.22 $0.55 $0.50 Profit per share excluding restructuring costs . $5.97 $5.85 $6.38 1 2014 Sales and Revenues Outlook of $56 billion in a range of plus or minus 5 percent (as of January 27, 2014).